PIMCO FLEXIBLE REAL ESTATE INCOME FUND

SECRETARY’S CERTIFICATE

I, Wu-Kwan Kit, solely in my capacity as Secretary of PIMCO Flexible Real Estate Income Fund, a Delaware statutory trust (the “Fund”), hereby certify on behalf of the Fund, pursuant to Rule 483(b) under the Securities Act of 1933, that the following resolution was unanimously approved at the meeting of the Board of Trustees of the Fund held on June 22, 2022:

VOTED:	That any officers or Trustees/Directors of the Funds who may be required to sign a Fund registration statement or any amendments thereto be, and each hereby is, authorized to execute or grant power of attorney to execute any registration statement of the Fund, all Pre-Effective Amendments to any such registration statement of the Fund, any and all subsequent Post-Effective Amendments to such registration statement, any and all supplements or other instruments in connection therewith, and any subsequent registration statements for the same offering and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, the securities regulators of the appropriate states and territories and any other regulatory authority having jurisdiction over the issuance of rights and the offer and sale of shares of beneficial interest of the Fund, any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed pursuant to the Securities Act, the Securities Exchange Act of 1934, as amended, the 1940 Act, the Investment Advisers Act of 1940, as amended, the Commodities Exchange Act, as amended, the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act), and the rules thereunder, and/or any rules or regulations passed or adopted by any exchange on which the Fund’s shares may trade (an “Exchange”), the NFA, FINRA, and/or any other self-regulatory organization (each, an “SRO”) to whose authority the Fund is subject, and any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed to comply with the statutes, rules, regulations or law of any state or jurisdiction, including those required to qualify to do business in any such state or jurisdiction, and to file the same, with all exhibits thereto, and other agreements, documents, and other instruments in connection therewith, with the appropriate regulatory body including, but not limited to, the SEC, the CFTC, an Exchange, the NFA, FINRA, and any SRO, and/or the securities regulators or other agency or regulatory body of the appropriate states and territories.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of the Fund as of this 16th day of September, 2022.

By:
Name: Wu-Kwan Kit
Vice President, Senior Counsel and Secretary